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                                                                    Exhibit 99.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-72583, 333-87427, 333-40652, 333-59786,
333-71966, 333-76880, 333-116510 and 333-85654) and Form S-8 (Nos. 333-16529,
333-34002, 333-37366, 333-59200, 333-106729, 333-106733, 333-115487, 333-117460
and 333-117461) of Calpine Corporation of our report dated March 25, 2005 relating to the consolidated financial statements of Acadia Power Partners, LLC and Subsidiary, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 31, 2005